Exhibit 99.1

  ViewCast Corporation Announces Fourth Quarter and FY 2003 Financial Results;
             Fiscal Year 2003 Revenue Doubles Over Fiscal Year 2002

    ViewCast Corporation (OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, reported financial results for the fourth quarter and fiscal year ended December 31, 2003.

    Fourth Quarter Results

    Revenues for the fourth quarter of 2003 were $6.1 million, an increase of 13% over the $5.4 million reported in the previous quarter, and a 28% increase from the $4.8 million reported for the fourth quarter of fiscal 2002.
    Total operating expenses for the fourth quarter of 2003 were $2.5 million and were on par, after adjusting for slightly over $200,000 in non-recurring expenses, compared to $2.3 million for the third quarter of 2003 and $2.5 million for the fourth quarter of 2002. Excluding the operating expenses from the IT service segment, the operating expenses for the quarter would have been $1.7 million, a 10% decline from the $1.9 million reported in the fourth quarter of fiscal 2002.
    The net loss for the fourth quarter of 2003 was $357,000 or ($0.03) per share, compared to a loss of $389,000 or ($0.03) per share in the third quarter of 2003 and a loss of $848,000 or ($0.05) per share in the fourth quarter of fiscal 2002.
    Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization and other income/expense items) was $59,000 an improvement from the EBITDA loss of $403,000 reported in the fourth quarter of 2003. The Company considers EBITDA to be an important measure of performance because it reflects one of the funding resources available to the Company's operations that can be used to evaluate the actual performance of the Company.

    Fiscal Year 2003 Results

    For fiscal year 2003, the Company reported revenues of $20.9 million a 100% increase from the $10.4 million reported in fiscal 2002. The strong revenue growth was primarily the result of the inclusion of a full year of operations of our IT services business segment that was acquired in October 2002, and by growth in sales from the video communications segment from Osprey(R) of 11% and from system sales of 18% compared the prior year.
    As a result the EBITDA loss for fiscal year 2003 improved to $535,000 compared to an EBITDA loss of $3.5 million in fiscal year 2002. As a consequence of the sales improvement and the reduction in EBITDA losses, the net loss for fiscal 2003 was $2.4 million or ($0.16) per share an improvement compared to the net loss of $4.1 million, or ($0.24) per share reported in 2002.
    "We are excited with the progress ViewCast made in fiscal year 2003," said George Platt, president and CEO. "ViewCast doubled revenues and reduced the net loss by 42% over the prior year. Together with the economic recovery, we believe demand will increase for ViewCast products as video becomes as ubiquitous as data, text and voice in the business communications lexicon."
    Platt continued by stating, "We remain focused on the dual goals of achieving profitability and growing revenues by both leveraging the economic recovery and expanding upon our well-known products to capitalize on sales opportunities. We believe that an increased focus on revenue and market share growth will enable us to realize long-term profitability and shareholder value. We have diligently managed our operating expenses while continuing to develop new products and features to be released in 2004 targeting expanded and current market opportunities. Our emphasis in development has become customer application focused combined with technological innovation, which we believe provides efficient and effective results to meet customer demands."

    About ViewCast Corporation

    ViewCast develops multiple video and audio communications products for delivering content dynamically via a variety of networks and includes Osprey(R) Video capture cards, Niagara(TM) video encoders/servers and ViewCast IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by George Platt and those regarding business outlook, contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications and IT services market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. The company will not update the guidance or targets given in these statements during the next reporting period or comment on its progress in the next reporting period to analysts or investors until after it has closed its books on that reporting period. Any statements by persons outside the company speculating on the progress of the quarter will not be based on internal company information and should be assessed accordingly by investors. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

    All trademarks are property of their respective holders.


                         VIEWCAST CORPORATION
                         OPERATING HIGHLIGHTS
                             (Unaudited)
              (In thousands - except per share amounts)

                                      Three Months    Twelve Months
                                          Ended            Ended
                                       December 31      December 31
                                      2002    2003    2002     2003
                                     ------- ------- -------- --------
Net sales                            $4,768  $6,105  $10,428  $20,912
Cost of sales                         2,957   3,736    5,527   12,397
                                     ------- ------- -------- --------
Gross profit                          1,811   2,369    4,901    8,515
Total operating expenses              2,474   2,515    9,303    9,903
                                     ------- ------- -------- --------
Operating loss                         (663)   (146)  (4,402)  (1,388)
Total other income (expense)           (185)   (164)     298     (920)
Income tax expense                        -     (47)       -      (47)
                                     ------- ------- -------- --------
Net loss                              $(848)  $(357) $(4,105) $(2,355)
                                     ======= ======= ======== ========

Net loss per common share:
Basic and diluted                    $(0.05) $(0.03)  $(0.24)  $(0.16)
                                     ======= ======= ======== ========

Weighted average number of
common shares outstanding:           20,559  20,679   20,133   20,622



                         VIEWCAST CORPORATION
           RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                             (Unaudited)
                            (In thousands)

                                      Three Months    Twelve Months
                                           Ended           Ended
                                       December 31      December 31
                                        2002   2003     2002     2003
                                      ------- ------ -------- --------
Net loss                               $(848) $(357) $(4,105) $(2,355)
Depreciation and amortization            260    205      903      853
Total other (income) expense             185    164     (298)     920
Income taxes                               -     47        -       47
                                      ------- ------ -------- --------

EBITDA                                 $(403)   $59  $(3,500)   $(535)
                                      ======= ====== ======== ========


    CONTACT: ViewCast Corporation, Dallas
             Laurie Latham, 972-488-7200
             or
             Investor Relations:
             Shelton Investor Relations
             Stephanie Elwood, 972-239-5119 x115
             selwood@sheltongroup.com